EXHIBIT 99


                         FORM 4 JOINT FILER INFORMATION

Name: QUINTILES TRANSNATIONAL CORP.

Address: 4709 Creekstone Drive
         Riverbirch Building, Suite 200
         Durham, NC 27703

Designated Filer: QFinance, Inc.

Issuer & Ticker Symbol: Icagen, Inc. (ICGN)

Date of Event Requiring Statement: 02/08/2005

Signature: By: /s/ John S. Russell
           -----------------------------------
           Title: Executive Vice President and
           Chief Administrative Officer

Name: PHARMA SERVICES INTERMEDIATE HOLDING CORP.

Address: c/o Quintiles Transnational Corp.
         4709 Creekstone Drive
         Riverbirch Building, Suite 200
         Durham, NC 27703

Designated Filer: QFinance, Inc.

Issuer & Ticker Symbol: Icagen, Inc. (ICGN)

Date of Event Requiring Statement: 02/08/2005

Signature: By: /s/ John S. Russell
           -----------------------------------
           Title: Vice President and Secretary

Name: PHARMA SERVICES HOLDING, INC.

Address: c/o Quintiles Transnational Corp.
         4709 Creekstone Drive
         Riverbirch Building, Suite 200
         Durham, NC 27703

Designated Filer: QFinance, Inc.

Issuer & Ticker Symbol: Icagen, Inc. (ICGN)

Date of Event Requiring Statement: 02/08/2005

Signature: By: /s/ John S. Russell
           -----------------------------------
           Title: Vice President and Secretary